OPERATING AGREEMENT

                                       OF

                                  TECSTAR, LLC

     THIS OPERATING AGREEMENT (the "Agreement"), is made effective the date and year written below, by Wheel to Wheel, Inc. and Starcraft Corporation (hereinafter referred to collectively as the "Members" and separately as a "Member"), to form a limited liability company under the provisions and conditions of the Indiana Business Flexibility Act, IND. CODE ss. 23-18 (the "Act"). The Members hereby agree as follows:

                                  Article One


                             NAME OF COMPANY, PLACE,
                       CHARACTER OF BUSINESS AND INTEREST

     Section 1.01. Name. The name of the company shall be Tecstar, LLC (hereinafter referred to as the "Company").

     Section 1.02. Registered Office and Place of Business. The registered office shall be 2703 College Avenue, Goshen (located in Elkhart County, State of Indiana), or at such other place within or without the State of Indiana as may from time to time be determined by Member Action (as defined in Section 11.02 below). The initial registered agent of the Company shall be Michael H. Schoeffler, President, Starcraft Corporation. The place of business of the Company shall be at the registered office, or at such other place or places within or without the State of Indiana as may from time to time be determined by Board of Managers Action (as defined in Section 11.03 below).

     Section 1.03. Character of Business. The Company is formed for the sole purpose of engaging in second stage manufacturing for General Motors Corporation or other like OEM Companies and the Company may undertake any other lawful act or engage in any other business or venture permitted under the Act as may from time to time be determined by unanimous Member Action (the "Company Business").

     Section 1.04. Interest in Company. The units of Company capital held by a Member of the Company shall be personal property for all purposes. All property owned by the Company, including, but not limited to, real and personal property and tangible and intangible property, shall be deemed to be owned by the Company as an entity, and no Member, individually or otherwise, shall have any ownership interest in such property.

     Section 1.05. Outside Activities. The Members agree that, except as otherwise provided herein, all Company Business shall be conducted through the Company and no Member shall, whether directly or indirectly, perform any Company Business other than trough the Company. Each Member will disclose and make available to the Company each and every opportunity for Company Business tat the Member becomes aware of. If the Company, pursuant to Board of Managers Action, elects not to pursue the opportunity, the Member shall be free to pursue said opportunity on its own. Notwithstanding anything contained herein to the contrary, any of the Members and any affiliated persons, firms or corporations may engage in or possess an interest in other business ventures of every nature or description, independently or with others, and neither the Company nor any of the Members shall have any right by virtue of this Agreement in or to such independent ventures, or to the income or profits derived therefrom. Neither this Agreement, nor any activity undertaken pursuant hereto, shall prevent any Member from acting as aforesaid or require any Member to permit the Company or any Member to participate in any such business, Noting herein contained shall require any Member to give notice to any other Member of such other business ventures or to present to the Company or any Member any opportunity of any kind or nature whatsoever, even though such opportunity might come to the attention of or be available to such Member through his or her participation in the Company, and each Member waives any right which it may have against the other for capitalizing on or taking advantage of information learned as a consequence of his or her association with the affairs of the Company, except as provided in this Section 1.05 and Section 11.20.

                                  Article Two

                                 TERM OF COMPANY

     Section 2.01. Term of Company. The Company shall be formed at the time of the filing of the initial Articles of Organization off the Company in the office of the Secretary of State of the State of Indiana (or at any later time specified in the initial Articles of Organization), and shall continue until dissolved pursuant to the provisions of Article Nine below, or December 31, 2055, if earlier.

     Section 2.02. Wind-Up. Upon dissolution of the Company, the business shall be wound up, and the remaining property of the Company shall be distributed and applied as provided in Article Nine below

                                 Article Three

                     CAPITAL CONTRIBUTIONS AND CAPITAL UNITS

     Section 3.01. Classes of Capital Contributions. Contributions to the capital of the Company ("Capital Contributions") shall be required in the manner provided in this Article Three. Capital contributions shall be classified as Initial Capital Contributions and Additional Capital Contributions. The combined accounts of any Member shall constitute such Member's single capital account maintained as required under Treas. Reg.ss. 1.704-1(b).

     Section 3.02. Initial Capital Contributions. Each of the Members shall contribute to the initial capital of the Company and the initial capital accounts of each Member shall equal the amount specified opposite the Members name in cash or the fair market value of property (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended (the "Code") ("Initial Capital Contribution"), For each Ten Dollars ($10.00) of value contributed to the Company upon its formation, each Member shall be allocated capital units ("Capital Units"). Except as provided herein, the Company shall not issue additional Capital Units without unanimous Member Action. Each of the Members shall be allocated the number of units of Company capital and shall have the initial ownership percentage specified below ("Membership Interest"):


                         Initial Capital          Capital           Ownership
MEMBERS                    Contribution            Units            Percentage
-------                  ---------------          -------           ----------

Starcraft Corporation        $  510.00                51                51%

Wheel to Wheel, Inc.         $  490.00                49                49%
                              --------                --                --

TOTALS                       $1,000.00               100               100%
                              ========               ===               ===

     The initial capital accounts of such Members shall be credited accordingly. A list of all property which is contributed pursuant to this Section 3.02 and value thereof shall be shown on Exhibit "3.02" which is attached hereto and incorporated herein by reference. The Members agree that one (1) Capital Unit issued to Starcraft Corporation shall be sold to Wheel to Wheel, Inc. for a purchase price of Ten and No/100 Dollars ($10.00) upon the occurrence of the earlier of (a) the release of Starcraft Corporation from its corporate guaranty of the Company's line of credit, or (b) the elapse of six (6) calendar months from January 1,1999.

     Section 3.03. Additional Capital Contributions. Should the Board of Managers determine by Board of Managers Action that it is desirable to raise additional funds through capital contributions ("Additional Capital Contributions")., then the following provisions shall apply:

     a. The Company shall issue a written notice of capital request ("Notice of Capital Request") to each Member to contribute additional capital to the Company. The Notice of Capital Request shall include the following information:

          i. The total amount of capital requested from all of the Members ("Total Capital Request");

          ii. Each Member's share of the Total Capital Request, which shall be determined by multiplying the Total Capital Request by the Membership Interest of each Member ("Member Capital Contribution"); and

          iii. The date on or before which the Member Capital Contribution shall be due, which date shall not be less than thirty (30) days from the date of the Notice of Capital Request.

     b. Should any Member neglect, fail or refuse to timely contribute any portion of such Member's Capital Contribution ("Delinquent Member"), then the Company shall so notify the other Members ("Member Notice") and the other. Members who have paid their Member's Capital Contribution in full ("Non-Delinquent Members") shall have the option to contribute the Delinquent Member's Capital Contribution on a pro-rata basis (in accordance with the then respective Membership Interest of each other Non-Delinquent Member as compared to the total Membership Interests of all Non-Delinquent Members). In the event that any Non-Delinquent Member neglects, fails or refuses to contribute its pro-rata share of the Delinquent Member's Capital Contribution within thirty (30) days of its receipt of the Member Notice, then all other Non-Delinquent Members shall have the right to contribute the remaining deficiency in the Delinquent Member's Capital Contribution on a pro-rata basis (as to all such other Non-Delinquent Members and in the manner hereinabove provided); which procedure shall be repeated until the Delinquent Member's Capital Contribution is satisfied or all Non-Delinquent Members fail to contribute any additional capital.

     c. The Membership Interests of the Members shall be adjusted to reflect paid in Initial and Additional Capital Contributions ("Aggregate Capital Contributions") (any adjustment shall not include an adjustment for the initial $2,000,000 line of credit referred to in
          Section 6.05), so that the Membership Interest of each Member shall equal an amount determined by the following formula:

             Aggregate Capital Contributions of Member
             ----------------------------------------------       X    100
             Aggregate Capital Contributions of All Members

          For purposes of the adjustment of Membership Interest as provided herein, each Member is hereby constituted and appointed the true and lawful attorney-in-fact for each of the other Members, and any Member Transferee, with full power of substitution, to act in the name, place and stead of each other Member, in order to effectuate the adjustment to each Membership Interest as provided herein and execute any and all instruments, assignments and amendments to this Agreement on behalf of the Members which may be necessary or appropriate in connection therewith. The aforesaid power of attorney is coupled with an interest and shall be and remain irrevocable and shall not be affected by the death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted pursuant to Ind. Code ss. 30-5-1-1, et. seq.

     d. Additional funds may also be obtained by the Company through borrowings from a Member or other parties which borrowings may be secured or unsecured and may bear interest and shall be subject to the other terms and provisions as are acceptable to the Company by Board of Managers Action and such lender.

     Section 3.04. Liability of' Members. No Member shall be personally liable for the obligations of the Company. Except as otherwise provided in this Agreement a Member's liability for the obligations of the Company shall be limited to the aggregate amount of the Member's agreed upon but unpaid Capital Contributions to the Company. Neither the Member nor Manager(s) shall be personally liable for the return of all or any portion of the Capital Contributions of the Members, it being understood and agreed that any such return shall be made solely from Company assets.

     Section 3.05. Return of Contribution; Interest. No Member shall have any right to the return or withdrawal of said Member's Capital Contributions, until termination of the Company, unless such withdrawal is consented to by all other Members or otherwise provided for herein or by law. No interest shall be paid on Capital Contributions made to the Company, unless otherwise provided for herein or by law.

     Section 3.06. Capital Accounts. The capital account of each Member shall be determined and maintained in accordance with the rules of Treas. Reg. ss. 1.704-1(b)(2)(iv) and the appropriate initial capital account of each Member shall be increased by (a) the amount of each Member's additional cash capital contribution, (b) the fair market value of any additional property contributed by the Member to the Company (net of liabilities securing such contributed property that the company is considered to assume or take subject to under
Section 752 of the Code) and (c) allocations to the Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. ss. 1.704-1(b)(4)(i); and decreased by (d) the amount of cash distributed to the Member by the Company, (e) the fair market value of property distributed to the Member byte Company (net of liabilities securing such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (f) allocations to the Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and
(g) allocations of Company loss and deduction (or item thereof), including loss and deduction described in Treas. Reg. ss. 1.104-1(b)(2)(iv)(g), but excluding items described in subparagraph (t) of this Section and loss or deduction described in Treas. Reg. ss. l.704-l(b)(4)(i) or (iii). Each Member's capital account shall be otherwise adjusted as required by Tress. Reg. ss. 1.704-1(b)(2)(iv). Each Member who has more than one interest in the Company shall have a single capital account that reflects all such interests as required by Treas. Reg. ss. 1.704-1(b).

     Section 3.07. Capital Account Restatement. The capital accounts of the Members shall be restated in the event that additional contributions are made to the Company, Company property is distributed to a Member, a new Member is admitted to the Company, a Member withdraws from the Company, the Company is dissolved or in any other event as the Members deem appropriate. A capital account restatement shall be effected in such manner and at such time as required by Section 704(b) of the Code. The capital accounts shall be restated by (a) determining the fair market value of all Company assets (taking Section 770 1(g) of the Code into account) as of the date of such restatement, (b) allocating any unrealized income, gain, loss or deduction inherent in such assets (that has not been reflected previously in the capital accounts) among the Members as if there were a taxable disposition of such assets for their fair market value as of the date of such restatement, (c) making any adjustment required in accordance with Tress. Reg. ss. 1.704-l(b)(2)(iv)(g) for allocations to the Members of depreciation. depletion, amortization and gain or loss, as computed for book purposes, with respect to such assets, and (d) determining the Member's distributive share of depreciation. depletion amortization. and gain or loss, as computed for tax purposes, with respect to such assets so as to take into account the variation between the adjusted tax basis and Book Value (as defined in Section 11.14) of such property in the same manner as required by
Section 704(c) of to Code.

                                  Article Four

             ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT

     Section 4.01. Net Income and Net Loss. The terms "Net Income" or "Net Loss," as the case may be, of the Company shall mean the Company's taxable income or taxable loss for Federal income taxation purposes as determined by the Company in accordance with Section 703(a) of the Code, with the items required to be separately stated by Section 703(a)(l) of the Code combined into a single net amount; provided, however, that in the event the taxable income or taxable loss of the Company for such fiscal year is later adjusted in any manner, as a result of an audit by the Internal Revenue Service (the "Service") or otherwise, then the taxable income or taxable loss of the Company shall be adjusted to the same extent. "Net Income" and "Net Loss" shall be further adjusted as follows:

     a. "Net Income" and "Net Loss," as the case may be, shall be adjusted to treat items of tax-exempt income described in Section 705(a)(1)(B) of the Code as items of gross income, and to treat as deductible items all non-deductible, non-capital expenditures described in Section 705(a)(2)(B) of the Code, including any items treated under Treas. Reg. ss. 1.704-1(b)(2)(iv) as items described in Section 705(a)(2)(B) of the Code.

     b. In lieu of depreciation, depletion, cost recovery and amortization deductions allowable for Federal income taxation purposes to the Company with respect to property contributed to the Company by a Member, there shall be taken into account an amount equal to the product derived by multiplying the Book Value (as defined in Section 11.14) of such property at the beginning of such fiscal year by a fraction, the numerator of which is the amount of depreciation, depletion, cost recovery or amortization deductions allowable with respect to such property for Federal income taxation purposes and the denominator of which is the adjusted basis for Federal income taxation purposes of such property at the beginning of such fiscal year.

     c. In lieu of actual gain or loss recognized by the Company for Federal income taxation purposes as a result of the sale or other disposition of property of the Company, there shall be taken into account the gain or loss that would have been recognized by the Company for Federal income taxation purposes if the Book Value of such property as of the date sold or otherwise disposed of by the Company were its adjusted basis for Federal income taxation purposes.

     Section 4.02. Allocation of Net Income and Net Loss. After giving effect to the special allocations set forth in Sections 4.03, 4.04 and 4.06 hereof:

     a. Net Income. Net Income for the fiscal year shall be allocated to the Members in the proportion which the number of Capital Units held by each Member bears to the total number of capital units held by all Members.

     b. Net Loss. Net Loss for the fiscal year shall be allocated among all Members in the proportion which the number of Capital Units held by each Member bears to the number of Capital Units held by all Members.

     Section 4.03. Special Allocations. The following special allocations shall be made in the following order (certain capitalized words and phrases used herein are defined in Section 4.08 below):

     a. Minimum Gain Chargeback. Notwithstanding any other provision of this Article Four, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member and assignee or transferee of an interest shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Member's or assignee's or transferee's share of the net decrease in Company
          Minimum Gain. determined in accordance with Treas. Reg.ss. 1.704-2(g)(1) that is allocable to the disposition of Company property subject to nonrecourse liabilities (as defined in Treas. Reg.ss. 1.704-2(b)(3)), determined in accordance with Treas. Reg.ss. 1.704-2(d), or (ii) if such Member or assignee or transferee of an interest would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit Allocations pursuant to the previous sentence shall be wade in proportion to the respective amounts required to be allocated to each Member and assignee or transferee of an interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. ss. 1.704-2(f). This Section 4.03 (a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section and only for the purposes of this Section 4.03(a), each Member's and assignee's or transferee's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Four with respect to such fiscal year and without regard to any net decrease in Member Minimum Gain during such fiscal year.

     b. Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article Four except Section 4.03(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member or assignee or transferee of an interest who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg.ss. l.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such Member's or assignee's or transferee's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. ss. 1.704-2(i)(5), that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt, determined in accordance with Treas. Reg.ss. 1.704-2(i)(4), or
          (ii) if such Member or assignee or transferee of an interest would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member and assignee or transferee of an interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. ss. l.704-2(i)(4). This Section 4.03(b) is intended to comply with the minimum gain chargeback requirement in such Section and shall be interpreted consistently therewith. Solely for the purposes of this Section 4.03(b), each Members or assignee's or transferee's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Four with respect to such fiscal year, other than allocations pursuant to
          Section 4.03(a) hereof.

     c.   Qualified  Income  Offset.  In the event any  Member  or  assignee  or transferee  of an  interest  unexpectedly  receives  any  adjustments,
          allocations,   or  distributions   described  in  Treas.  Reg.  ss.ss.
          l.704-l(b)(2)(ii)(d)(4),          l.704-l(b)(2)(ii)(d)(5),          or
          l.704-l(b)(2),(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member or assignee or transferee of an interest in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member or assignee or transferee of an interest as quickly as possible, provided that an allocation pursuant to this
          Section 4.03(c) shall be made only if and to the extent that such Member or assignee or transferee of an interest would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article Four have been tentatively made as if this Section 4.03(c) were not in the Agreement.

     d. Gross Income Allocation. In the event any Member or assignee or transferee of an interest has a deficit capital account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member or assignee or transferee of an interest is obligated to restore pursuant to any provision of this Agreement, and
          (ii) the amount such Member or assignee or transferee of an interest is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Regs.ss. l.704-2(g)(l) and l.704-2(i)(5), each such Member or assignee or transferee of an interest shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.03(d) shall be made only if and to the extent that such Member or assignee or transferee of an interest would have a deficit capital account in excess of such sum after all other allocations provided for in this Article Four have been tentatively made as if Section 4.03(c) above and this Section 4.03(d) were not in the Agreement.

     e. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated as provided in Section 4.02(b) above.

     f. Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member or assignee or transferee of an interest who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Loan Nonrecourse Deductions are attributable in accordance with Treas. Reg. ss. 1.704-2(i).

     g. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
          Section 743(b) is required, pursuant to Treas. Reg. ss. l.704-l(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members and assignees or transferees of an interest in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations.

     Section 4.04. Curative Allocations.

     a. The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 4.04(b) hereof the "Nonrecourse Regulatory Allocations," as defined in Section 4.04(c) hereof, and the "Member Nonrecourse Regulatory Allocations," as defined in Section 4.04(d) hereof.

     b. The "Basic Regulatory Allocations" consist of the allocations pursuant to Sections 4.03(c), 4.03(d), and 4.03(g) hereof. Notwithstanding, any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members and assignees or transferees of an interest so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Member and assignee or transferee of an interest shall be equal to the net amount that would have been allocated to each such Member and assignee or transferee of an interest if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.04(b) shall, only be made with respect to allocations pursuant to Section 4.03(g) hereof to the extent the Members reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the panics to this Agreement.

     c. The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.03(a) and 4.03(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members and assignees or transferees of an interest so that. to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Member and assignee or transferee of an interest shall be equal to the net amount that would have been allocated to each such Member and assignee or transferee of an interest if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.04(c) shall be made prior to the Company fiscal year during which there is a net decrease in Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain, and (ii) allocations pursuant to this Section
          4.04(c)  shall be deferred  with  respect to  allocations  pursuant to
          Section 4.03(e) hereof to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(a) hereof.

     d.   The  "Member  Nonrecourse  Regulatory   Allocations"  consist  of  all
          allocations pursuant to Sections 4.03(b) and 4.03(0 hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Member Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members and assignees or transferees of an interest so that, to the extent possible, the net amount of such allocations of other items and the Member Nonrecourse Regulatory Allocations to each Member and assignee or transferee of an interest shall be equal to the net amount that would have been allocated to each such Member and assignee or transferee of an interest if the Member Nonrecourse Regulatory Allocation had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.04(d) shall be made with respect to allocations pursuant to Section 4.03(f) relating to a particular Member Nonrecourse Debt prior to the Company fiscal year during which there is a net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Minimum Gain, and (ii) allocations pursuant to this Section 4.04(d) shall be deferred with respect to allocations pursuant to
          Section 4.03(0 hereof relating to .a particular Member Nonrecourse Debt to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(b) hereof.

     e. The Members shall have reasonable discretion, with respect to each Company fiscal year, to (i) apply the provisions of Sections 4.04(b), 4.04(c) and 4.04(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Section 4.04(b), 4.04(c) and 4.04(d) hereof among the Members in a manner that is likely to minimize such economic distortions.

     Section 4.05. Effects of Varying Company Interests During a Company Year. In the event a Member's interest as a Member varies during any fiscal year of the Company (whether by reason of withdrawal, additional capital contributions or otherwise), Net Income and Net Loss shall be computed and allocated in accordance with this Agreement as if periods between such variations were each a separate fiscal year of the Company.

     Section 4.06. Allocation of Income, Gain, Loss and Deduction, Section 704(c). Upon the sale of any property contributed by any Member, the gain or loss represented by the difference between the adjusted basis for Federal income taxation purposes and Book Value of the property to the Company shall be allocated to the Member who contributed such property, and the gain or loss in excess of that so allocated shall be allocated among the Members as provided in Sections 4.01, 4.02, 4.03 and 4.04 above. In addition, any other item of income, gain, loss or deduction with respect to such property shall be allocated in a manner consistent with the requirements of Section 704(c) of the Code and Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), as amended from time to time.

     Section 4.07. Allocation of Tax Items. All items of depreciation, gain, loss, deduction or credit tat are taken into account in determining Net Income or Net Loss shall be allocated among the Members in the same proportion as is provided in Section 4.02 above. Any interest paid on loans made by Members to the Company pursuant to the terms of this Agreement and all salaries and fees paid to any Member, if any, shall be deducted from gross income for Company book and tax purposes.

     Section 4.08. Special Tax Definitions. Certain capitalized words and phrases used in this Article Four have the following meanings:

     a. Adjusted Capital Account Deficit means, with respect to any Member, the deficit balance, if any, in such Members capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          i. Credit to such capital account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. ss. 1.704-2(g)(1) or would be deemed obligated to restore if Member Loan Nonrecourse Deductions were treated as Nonrecourse Deductions; and

          ii.  Debit to such capital account the items described in Treas.  Reg.
               ss.   1.704-1(b)(2)(ii)(d)(4),    1.704-1(b)(2)(ii)(d)(5),    and
               1.704-1(b)(2)(ii)(d)(6).

               The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     b. Nonrecourse Deductions has the meaning set forth in Treas. Reg. ss. 1.704-2(c). The amount of Nonrecourse Deductions for a Company fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year, determined according to the provisions of Treas. Reg. ss. 1.704-2(c).

     c. Member Loan Nonrecourse Deductions has the meaning set Treas. Reg. ss. 1.704-2(i)(2). The amount of Member Loan Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Members or assignees or transferees of an interest that bear the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds  of such  Member  Nonrecourse  Debt and are  allocable  to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. ss. 1.704-2(i)(2).

     d. Member Nonrecourse Debt Minimum Gain means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member. Nonrecourse Debt were treated as a nonrecourse liability (as defined in Tress. Reg. ss. 1.704-2(b)(3)), determined in accordance with Treas. Reg. ss. 1.704-2(i).

     e. Member Nonrecourse Debt has the meaning set forth in Treas. Reg. ss. 1.704-2(b)(4).

     f. Company Minimum Gain has the meaning set forth in Treas. Reg. ss. 1.704-2(d).

     g. Regulations means the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                  Article Five

                                  DISTRIBUTIONS

     Section 5.01. Cash Available for Distribution. The term "Cash Available for Distribution" shall mean the Net Income or Net Loss of the Company determined in accordance with generally accepted accounting principles and in accordance with
Section 4.01 hereof, with the following adjustments:

     a. Any non-cash charges deducted in the computation of Net Income or Net Loss of the Company shall be added thereto;

     b. Required principal and interest payments on all Company indebtedness, cash expenditures which were not deducted in determining the Net Income or Net Loss of the Company, and any amounts for working capital and property replacement reserves of the Company determined by Board of Managers Action shall be deducted therefrom;

     c. The proceeds from any sales or dispositions of Company capital assets, any financing or refinancing of Company obligations and any insurance recoveries which were included in determining Net Income or Net Loss of the Company shall be deducted therefrom; and,

     d. Any amounts released from working capital and property replacement reserves by Board of Managers Action shall be added thereto.

     Section 5.02. Allocation of Cash Available for Distribution. Except as otherwise provided in Article Nine hereof Cash Available for Distribution with respect to the fiscal year shall be distributed to the Members thirty (30) days after the end of such fiscal year (if not earlier distributed) in proportion to Membership Interest at the end of such fiscal year.

     Section 5.03. Working Capital and Progeny Replacement Reserves. The Company may, by Board of Managers Action, from time to time, establish a working capital reserve or property replacement reserve. Such reserves shall be established only to the extent the Board of Managers, acting in good faith and in accordance with their fiduciary duty to all Members, reasonably believe such additions to be necessary to permit the Company to pay projected cash obligations for succeeding fiscal years as such obligations become due without being required to liquidate Company assets or incur debt. In addition, amounts existing in a working capital reserve or property replacement reserve shall be released from such reserve by Board of Managers Action at the end of the fiscal year unless the Board of Managers, acting in good faith and in accordance with their fiduciary duo' to all Members, reasonably believe retention of such amounts in such reserves are necessary to permit the Company to pay its cash obligations for succeeding fiscal years as they become due without being required to liquidate Company assets or incur debt.

     Section 5.04. Distributions of Cash. Cash Available for Distribution, determined in accordance with the provisions of this Article Five, shall be distributed to the Members at reasonable intervals as determined by Board of Managers Action.

     Section 5.05. Distributions of Property. Any distribution by the Company to the Members under any provision off this Agreement shall be made in cash, check or promissory note of Company unless the Members unanimously agree tint property may be distributed. In the event of any such property distribution, the capital accounts shall be adjusted and restated as provided in Article Three above. In the event of the distribution of cash or property not constituting Cash Available for Distribution, the amount to be distributed to each Member shall, except with the unanimous consent of all Members, be determined by multiplying the amount of distribution (net of any liabilities to be assumed by such Member and liabilities to which the property is subject) by a fraction the numerator of which shall be the positive balance of such Members capital account in the Company at the time of distribution and the denominator of which shall be the aggregate positive balance of the capital accounts of all Members in the Company at the time of distribution.

                                  Article Six

                                   MANAGEMENT

     Section 6.01. Management of Company. The Board of Managers shall direct, manage and control the business of the Company with the President and Chief Operating Officer responsible for the Company's day -to-day activities. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waiveable provisions of the Act, the Board of Managers shall have full and complete authority, power and discretion to manage and control to business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and other acts or activities customary or incident to the management of the Company's business and the President and Chief Executive shall be responsible for the Company's day-to-day activities.

     Section 6.02. Number, Tenure and Qualifications. The Company shall have three (3) Managers (the "Board of Managers"). One (1) of the Managers shall be elected and appointed by Wheel to Wheel, Inc. and two (2) of the Managers shall be elected and appointed by Starcraft Corporation. Each Manager shall hold office until his successor shall have been elected and qualified. This Agreement shall in no way limit or preclude an employee of either Member or any of the Companies' independent contractors from serving as Manager as long as such individual is selected in compliance with the terms of this Agreement.

     Section 6.03. Operation of Company Business. Except as otherwise provided in this Agreement or the attached Code of Bylaws, all decisions and determinations respecting the operation of the Company, its business or properties shall be made or taken by Board of Managers Action, Specifically, but not by way of limitation the Board of' Managers shall have the right, power and authority to do or cause to be done the following:

     a. Subject to Article Three, to borrow money for the Company and to issue notes, debentures and any other debt securities of the Company; to mortgage, or subject to any other security instrument or lien, any or all of the property of the Company, and to repay, refinance, modify, consolidate or extend any loan and any mortgage or other security instrument or lien;

     b. To settle, compromise, arbitrate or otherwise adjust claims in favor of or against the Company, on such terms and in such manner as the Members may determine, and similarly to prosecute, settle or defend litigation with respect to the Members, the Company or any assets of the Company;

     c. To make any and all ejections required or permitted to be made by the Company under the Code and take such action, execute and deliver such documents and to perform such acts as provided in Section 7.06 below;

     d. To manage, lease, sell and otherwise deal with and use Company assets at such price, rental or amount, in the form of cash, securities, or other property, and upon such terms and conditions, as the Members may determine;

     e. To employ on behalf of the Company such employees as the Board of Managers may deem necessary or appropriate, and to pay therefor such remuneration as the Board of Managers may deem reasonable and appropriate and to contract with independent contractor's such as lawyers, accountants and consultants;

     f. To purchase, lease, acquire of obtain the use of property that may in any way be deemed necessary or appropriate for the conduct of the business of the Company;

     g. To engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Company, as may be lawfully carried out on or performed under the Act;

     h. To open and maintain such bank accounts (savings and/or checking), investment accounts, money market accounts, certificates of deposit, mutual fund accounts, brokerage accounts, other accounts necessary or convenient for the operation of the Company;

     i. To designate a Managing Member who shall exercise such rights and powers and undertake such duties as may be delegated to the Managing Member by the Managers or as are specified in this Agreement;

     j. To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

     k. To execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance, and operation of property, or in connection with managing the affairs of the Company, including executing amendments to this Agreement in accordance with the terms of this Agreement;

     l.   To authorize the distribution of cash.

     Section 6.04. Limitations of Board of Managers and Members. Neither the Board of Managers nor Members shall have any right, power or authority without the prior written unanimous consent of all Members:

     a. To do any act in contravention or violation of this Agreement or the Articles of Organization or the Act;

     b. To do any act which would make it impossible to carry on the business of the Company;

     c.   To confess a judgment against the Company;

     d. To possess any Company property, or assign the rights of the Members in the specific Company property, for other than a Company purpose;

     e. To assign the Company property or assets in trust for creditors or on the basis of an assignee's promise or undertaking to pay the debts or obligations of the Company;

     f. To cause the Company to make loans to the Members or to commingle Company funds with the fluids of others;

     g. To admit a person as an additional or substitute Member as otherwise provided by this Agreement;

     h. To enter into any agreement for the sharing of profits or any joint venture with any person or entity;

     i. To sell, assign, convey or otherwise dispose of for such consideration and upon such terms and conditions as the Members may determine, all or any part of the property of the Company, and in connection therewith to execute and deliver such instruments as the Members may determine;

     j. To cause the Company to enter into an exchange agreement or merger agreement with another entity; or

     k.   To amend this Agreement or the Articles of Organization.

     Section 6.05. Loans by Members.

     a. As monies are required from time to time to meet the costs, expenses, obligations, liabilities and other charges arising out of or resulting from the operation of the Company, the Members shall cause such monies to be withdrawn from the Company bank accounts and used to discharge such costs, expenses, obligations, liabilities or otter charges. In the event the funds available in those accounts shall at any time be insufficient to meet such costs, expenses, obligations, liabilities and other charges, or to make any expenditure authorized by this Agreement, then the Members shall undertake to borrow on behalf of the Company the additional fluids which are needed. It is the intention of all Members that any funds, in excess of fluids available in Company accounts, necessary for the operation of the Company shall be obtained by the Company through financing from sources outside the Company. In the event the Members are unable to arrange financing as herein contemplated, then any one or more of the Members may. but shall not be obligated to, advance the necessary fluids, and nil amounts so advanced under this Section 6.05 shall be treated as loans to the Company for all purposes and shall bear interest at a rate agreed upon by the Members and the advancing Members. as provided in Section
          3.03.d. Notwithstanding anything contained herein to the contrary, Starcraft Corporation agrees to arrange for an initial $2,000,000 line of credit to the Company ("Company Financing"). The Company Financing shall either be by way of a direct loan from Starcraft Corporation to the Company or by way of third-party financing from a source other than Starcraft Corporation, with Starcraft Corporation guarantying such loan. The terms of the Company Financing will be at least as favorable as the terms for Starcraft Corporation's financing with its primary lender.

     b. Voluntary loans to the Company made by Members under this Section 6.04 are in addition to and not in lieu of the additional capital contributions that may be agreed upon under Article Three above.

     c. This Section 6.04 shall not apply to any extension of credit to the Company by a Member in connection with the Company's purchase of assets or properties from such Member.

     Section 6.06. Indemnification. Each Member shall be entitled to indemnity from the Company for any act performed on behalf of the Company within the scope of the authority conferred by this Agreement, providing such Member acted in good faith and in a manner reasonably believed to be in the best interests of the Company and its Members and such conduct was not negligent or unlawful. However, no indemnification shall be made in respect to any matter as to which such Member shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless (and only to the extent that) the Court in which such action was brought determines that despite the adjudication of liability, but in view of all circumstances, such Member is fairly and reasonably entitled to indemnity. Any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

     Section 6.07. No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Members and the Company, and no creditor of any Member or of the Company shall have any rights or benefits hereunder or be entitled to rely on any provisions of this Agreement.

     Section 6.08. Liability of a Manager. No personal liability shall be imposed upon the Manager with respect to any of the obligations and duties imposed upon them by the terms of this Agreement, or with respect to the liabilities of the Company. The liabilities of a Manager arising from the Manager's performance of the obligations and duties imposed upon the Manager by the terms of this Agreement and the liabilities of the Company shall be enforced and satisfied only out of the assets of the Company. The Company shall indemnify and save harmless the Manager from any loss or damage or expense (including reasonable attorney fees) incurred by reason of any act performed by the Manager for and on behalf of the Company and in furtherance of its interests unless such act constituted gross negligence. willful or wanton misconduct, or intentional malfeasance.

     Section 6.09. Resignation of Manager. A Manager may resign as Manager of the Company upon giving written notice to the Members and the other Managers and such resignation shall be effective at the time a successor Manager is duly elected and qualified, provided, however, the effective date of the resignation shall not exceed sixty (60) days from the date the notice is given.

     Section 6.10. Removal of Managers. Each Manager selected and appointed by Starcraft Corporation may be removed at any time, with or without cause by the affirmative vote of Starcraft Corporation and replaced with a new Manager to be selected, elected and appointed by Starcraft Corporation. Each Manager selected and appointed by Wheel to Wheel, Inc. may be removed by Wheel to Wheel, Inc. and replaced by a new Manager selected and appointed by Wheel to Wheel, Inc. Notwithstanding anything contained within this Agreement to the contrary, the Members agree that any Manager may be removed "For Cause" (as hereinafter defined) by a majority vote of the Managers. To the extent that a Manager is removed "For Cause", the Manager's position shall be replaced by the affirmative vote of the Member (Starcraft Corporation or Wheel to Wheel, Inc.) that elected the removed Manager. For purposes of this Section, the term "For Cause" shall mean the following with respect to the Manager in question:

     a.   If the Manager is convicted of a felony; or

     b. The Manager becomes addicted to illegal drugs, the result of which clearly impairs his ability to function as a Manager.

     c. The Manager's gross neglect of duties or gross misconduct which continues following the passage of fifteen(l5) days after the Manager has received written notice from the Company which specifies the acts of the Manager which the Company believes to constitute gross neglect of duties or gross misconduct and specifically references this provision.

     Section 6.11. Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company shall be filled in accordance with the provisions of
Section 6.02 above. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

     Section 6.12. Member Meetings. A meeting of the Members to consider any matter may be called by the Board of Managers or Members who hold more than ten percent (10%) of the Capital Units of the Company. Such meeting may be called by giving notice to all Members of the time, date, location and purpose of the meeting. Any meeting called hereunder shall be held on a date not earlier than five (5) days nor later than sixty (60) days after delivery of the notice of the meeting. Notice of any meeting may be waived in writing by a Member before or after the date and time stated in the notice of the meeting or by attendance by the Member, without objection, at such meeting.

     Section 6.13. Member Consents. Any consent of a Member required or permitted by this Agreement as Member Action may be given as follows:

     a. By a written consent, signed and dated by the consenting Member and received by the Company at or prior to the doing of the act or thing for which the consent is solicited; or

     b. Except to the extent the written consent of the Members is required under the terms of this Agreement, by the affirmative vote by the consenting Member to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 6.12 to consider the doing of such act or thing.

                                 Article Seven

           BANK ACCOUNTS, FISCAL YEAR, BOOKS, ACCOUNTING AND ELECTIONS

     Section 7.01. Company Bank Account. All finds of the Company shall be deposited in the Company's name in such bank or banks, and all withdrawals therefrom shall be upon such signatures, as may from time to time be determined by the Board of Managers Action.

     Section 7.02. Company Fiscal Year. The fiscal year of the Company for accounting, income tax and all other purposes shall end on September 30 of each year. The fiscal year of the Company may from time to time be changed by Board of Managers Action.

     Section 7.03. Company Books. The Members shall keep or cause to be kept complete and accurate books and accounts with respect to Company business. The books and accounts of the Company shall at all times be kept and maintained at the Company's principal place of business and shall be maintain such method of accounting as determined by Board of Managers Action.

     Section 7.04. Company Accounting. An accounting shall be made of all Company transactions (for each fiscal year or lesser period of time) and the Members shall cause to be prepared for the Company a balance sheet, a statement of cash receipts and disbursements, a statement of net profits and losses, a statement of Cash Available for Distribution by the Company and a statement of each Member's share of Company net profits and losses and Cash Available for Distribution. The Members shall cause the necessary federal, state and local income tax returns and reports required of the Company to be prepared and filed no later than required by law.

     Section 7.05. Tax Elections. All elections required or permitted by the Company under the terms of the Code shall be made by Board of Managers Action in such manner as will be most advantageous to all Members and the Company. In the event of the distribution of property by the Company within the meaning of
Section 734 of the Code, or the transfer of an interest in the Company within the meaning of Section 743 of the Code, the Members, by Board of Managers Action, may elect to adjust the basis of the Company property pursuant to Sections 734, 743 and 754 of the Code. Any Members affected by such election shall supply the information as may be required to make, or give effect to, such elections by the Company.

     Section 7.06. Other Tax Matters. The Members shall make such elections and shall take such other action as the Members believe necessary (a) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to any adjustment to the Company's federal and state income tax returns; (b) to Cause the Company and the Members to be represented before the Service, any other taxing authorities or any courts in matters affecting the Company and the Members; and (c) to cause to be executed any agreements or other documents that bind. the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members. Michael H. Schoeffler, President, Starcraft Corporation is specifically authorized to act as the Tax Matters Member" under the Code and in any similar matter under state law.

     Section 7.07. Required Records. The Members shall continuously maintain the following documents at the Company's registered office:

     a. A current list of the Ml name and last known mailing address of each Member in alphabetical order;

     b. A copy of the Articles of Organization and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

     c. Copies of the Company's federal, state and local tax returns and reports, if any, for the three (3) most recent years;

     d. Copies of this Agreement, any amendments to this Agreement and any Amended and restated partnership agreements;

     e. Copies of any financial statements of the Company for the three (3) most recent years; and

     f. A current List showing the amounts of cash and a description and a statement of and the value of other property and services which each Member agreed to contribute to the Company and actually contributed to the Company.

The Members shall make these documents available during normal business hours for inspection and copying, at the reasonable request of and at the expense of any Member. The Members shall not be required to deliver or to mail to each Member a copy of the Articles of Organization, or any amendments thereto, upon the return of either the certificate or any amendments from the Secretary of State of the State of Indiana.

                                 Article Eight

                         ASSIGNMENT OF COMPANY INTEREST

     Section 8.01. Transfer of Company Interest. Except as provided in this Article Eight and Article Nine below and except upon the prior written consent of all Members, no interest in the Company may be assigned, transferred, encumbered, hypothecated or otherwise disposed of and no person may be added as a Member of the Company, and any attempted transfer, assignment, encumbrance, hypothecation or other disposition or the addition of~ any Member without such authorization, shall be null and void and have no force or effect whatsoever, provided, however, that to the extent required by law, an assignee of any interest in this Company because of a transfer or assignment which is not consented to in writing by all Members (except to the extent as is otherwise provided by this Agreement) shall be entitled only to the tights and benefits not inconsistent with this Agreement as presently provided by Ind. Code ss.ss. 23-18-6-3, 23-18-6-4 and 23-18-6-7 for such assignee and shall be subject to all the restrictions and conditions provided in those sections for such assignee.

     Section 8.02. Transfer of Interest of Member. No Member (hereinafter referred to as the "Selling Member") shall offer to sell, transfer or assign all or any portion of said Member's interest in the Company without first offering, in writing, to sell such interest to the other Members (hereinafter referred to as the "Non-Selling Members") on the terms and conditions set forth in Section
8.05 below. Each Non-Selling Member may accept such offer within twenty (20) days of the receipt thereof in the proportion which the number of the Non-Selling Member's Membership bears to the total Non-Selling Member's Membership Interest, at that time. If any of the Non-Selling Members fail to accept such offer, either in whole or in part, within such twenty (20) day period, then the Membership Interest not so accepted may be purchased by the other Non-Selling Members in proportion to the Membership Interest held by the other Non-Selling Members until each Non-Selling Member has had an opportunity to purchase all of the Membership Interest offered by the Selling Member but not accepted by the other Non-Selling Members.

     Section 8.03. Sale to Third Party by Member. If any Member receives a bona tide offer to purchase all or any portion of said Members Membership Interest in the Company and such Member desires to sell such Membership Interest in accordance with the terms and conditions set forth in such offer, then such Member (hereinafter referred to as the "Selling Member") shall first offer in writing to sell such Membership Interest to the other Members (hereinafter referred to as the "Non-Selling Members") utilizing the procedure and, except as otherwise provided in this Section 8.03, upon the terms and conditions set forth in Section 8.02 above. Such offer shall be in addition to any offer previously made pursuant to the provisions of Section 8.02 above, shall be in writing and shall state the name and address of the person or persons to whom the Membership Interest will be sold in the event the Non-Selling Members fail to accept such offer and the price and terms upon which such Membership Interest will be sold. If the Non-Selling Members do not agree to purchase the Membership Interest which the Selling Member has offered to sell within the time period provided above, then the Selling Member may sell such Membership Interest to the person whose name is stated in the offer at the price and the terms set forth in such offer if the following conditions are fulfilled:

     a. Such transfer or assignment is subject to an effective registration statement pursuant to the federal securities laws, including, without limitation, the Securities Act of 1933, and applicable state securities laws or, in the opinion of counsel for the Company, such transfer or assignment is exempt from the registration requirements of such laws;

     b. Such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement; and

     c. The Company is reimbursed for all costs and expenses related to such transfer or assignment, including reasonable attorneys' fees and costs of any amendment of its Articles of Organization or certificate of the Company;

provided, however, that if such sale is not completed within thirty (30) days after the date the Non-Selling Members could no longer accept such offer, then such Selling Member shall not sell, transfer or assign such Membership Interest without again complying with the terms and conditions of this Agreement.

     Section 8.04. Acceptances Conditional. If the Non-Selling Members, pursuant to Section 8.02 or 8.03 above, agree to purchase less than the entire Membership Interest offered by the Selling Member, then the Selling Member may refuse to sell such partial Membership Interest In this event, the parties `rights under this Agreement shall be determined as though there were no acceptances of the Selling Member's offer pursuant to Section 8.02 or 8.03 above.

     Section 8.05. Purchase Price. The price at which any Membership Interest may be purchased by a Non-Selling Member pursuant to either Section 8.02 above, or in connection with 8.03 above, at the price and on the terms at which any Membership Interest may be purchased by a Non-Selling Member shall be the price and term which the Selling Member is otherwise willing to accept from a third party purchaser pursuant to Section 8.03 above or at the following price and on the following terms at the election of the Non-Selling Member:

     a. Except as otherwise provided in this Agreement, the value of the Selling Member's Capital Units to be purchased pursuant to Section
          8.02 above shall be the lesser of Book Value, or the value determined in accordance with the provisions of Section 9.01 as though the Company were dissolved, and such value shall constitute the total purchase price to be paid.

     b. If the total purchase price to be paid by the Non-Selling Member(s) is less than or equal to Twenty Thousand Dollars ($20,000.00), then the purchase price shall paid in full upon completion of the sale. If the total purchase price to be paid by the Non-Selling Member(s) is greater than Twenty Thousand Dollars ($20,000.00), then the total purchase price shall be paid in full upon completion of the sale or, at the option of the Non-Selling Member(s), the greater of Twenty Thousand Dollars ($20,000.00) or twenty-five percent (25%) of the purchase price shall be paid at the time the sale is completed and the balance shall be paid in eight (8) equal quarterly installments commencing on the first day of the fourth month following the month in which such sale is completed. Interest on the unpaid balance of the purchase price shall accrue at the Prime Rate on the date the sale is completed, shall be paid on each installment payment date and shall be adjusted to the then prevailing Prime Rate on each installment payment date.

     Section 8.06. Mandatory Offer to Sell in the Case of a Change of Control Transaction. In the event that any Member desires for any reason to enter into a Change of Control Transaction (as hereinafter defined) with a competitor of any Member or the Company (the "Competitor), then such Member shall provide the other Member with notice of its intent or desire to enter into the Change of Control Transaction. For a period of thirty (30) days following the receipt of such written notice, the other Member shall have the exclusive right and option to purchase the other Member's interest in the Company pursuant to the price and terms set forth in Section 8.05.a. and b. of this Agreement. If the Member fails to exercise such option to purchase such interest, then the Member desiring to enter into the Change of Control Transaction shall be free to do so, provided, however, that such interest in the Company shall continue to be subject to all of the terms and provisions of this Agreement and any new or subsequent Member must comply with all the terms and provisions of this Agreement. For purposes of this Agreement, the term "Change in Control Transaction" shall mean any sale, disposition, exchange or assignment directly or indirectly to a Competitor of fifty-one percent (51%) or more of the voting control of a Member or any entity that directly or indirectly controls a Member or any other merger, share exchange or other transaction between a Member and a Competitor resulting in the Competitor owning, directly or indirectly, 51% or more of the voting control of a Member or any entity that directly or indirectly controls a Member.

     Section 8.07. Involuntary Transfer. No Membership Interest shall be subject to any involuntary transfer whatsoever. In the event that any Member suffers any involuntary transfer or purported involuntary transfer of part or all of its Membership Interest in the Company, including, but not limited to, transfers resulting from bankruptcy, insolvency, divorce or separation, then, as of the date of such transfer, or purported transfer or the date of written notice of said transfer or purported transfer is received by the Company or the other Member, if later, said Member shall be automatically deemed to have made an offer to sell its Membership Interest pursuant to Section 8.05.a. and b.

     Section 8.08. Completion of Sale. The purchase of any interest shall be completed within thirty (30) days of the date upon which the offer is accepted or, if a series of offers is required, then within thirty (30) days of the date the final offer in any series of offers is accepted.

     Section 8.09. Evidence of Deferred Payment. Any unpaid portion of the purchase price shall be evidenced by one or more promissory notes executed by the purchasing Member or Members, as the case may be. Such promissory note or notes shall be made payable to the person or persons entitled to receive the proceeds of the sale of such interest, shall provide for prepayment without penalty, and shall contain a provision giving the holder of such note the option to accelerate all payments under such note in the event of any default in the payment of principal or interest which continues for thirteen (13) days after written notice of such default is given to maker. The unpaid portion of the purchase price shall be secured by a pledge of the interest so purchased to the Selling Member, any such pledge shall be evidenced by an agreement in the form and content customarily utilized by commercial lenders in the county in which the registered office of the Company is located. In the event the pledgee acquires the interest through execution of the pledge or otherwise, then such pledgee shall again become bound by the terms of this Agreement.

     Section 8.10. Consent Before Any Transfer. No assignee or transferee of any Member's interest in the Company shall be substituted or added as a Member of the Company unless and until all Members consent in writing to such substitution or addition and such assignee or transferee agrees in writing to be bound by this Agreement. Until such time, such assignee shall be entitled only to the rights and benefits not inconsistent with this Agreement as are presently provided by Ind. Code ss.ss. 23-18-6-3, 23-18-6-4 and 23-18-6-7 for such assignee and shall be subject to all the restrictions and conditions provided in those sections for such assignee. Such assignee shall pay all costs and expenses in connection with such admission or substitution, including but not limited to, the cost of preparing, filing and recording any amendments to the Company's Articles of Organization or certificate.

     Section 8.11. Continuing Responsibility. Notwithstanding anything contained herein to the contrary, a Member shall not be relieved of any of such Members responsibilities under this Agreement without the prior written consent of all other Members.

     Section 8.12. Transfers Further Restricted. No Member shall make any transfer of an Interest if such transfer would result in a termination of the Company for federal, state or local income tax purposes without the prior written consent of all Members.

     Section 8.13. Right of Withdrawal. The Members agree that the provisions of this Agreement shall govern the disposition of their Membership Interest to the exclusion of any other rights the Members may have under the Act to dispose of their Membership Interest or to receive any payment or distribution upon the disposition of their Membership Interest or upon the expulsion or withdrawal of any Member. The Members hereby waive any right that they might have under the Act to receive any payment or distribution upon the actual or purported withdrawal and agree that in the event a Member withdraws from the Company, the Company and the other Members shall have an option to purchase the withdrawing Member's membership interest in the Company at a price equal to eighty percent (80%) of the Purchase Price set forth under Section 8.05 a. and on the terms set forth under Section 8.05 b. of this Agreement.

     Section 8.14. Pledge of Membership Interests. Notwithstanding anything contained herein to the contrary, Starcraft Corporation may pledge up to 50 capital units of its Membership Interest (no more than fifty percent (50%) of its fifty-one percent (51%) ownership percentage) to Foothill Capital Corporation ("Foothill") to secure the obligations of Company and Starcraft
Corporation to Foothill. Any exercise of Foothill's rights under such pledge shall not be subject to the restrictions set forth in this Article 8.

                                  Article Nine

                           TERMINATION AND DISSOLUTION

     Section 9.01. Priority of Dissolution. Upon the occurrence of any of the events set forth in Section 9.02 below, the Company shall be dissolved, the affairs of the Company wound up and the property of the Company distributed and applied in the following order of priority:

     a. First, to the payments of any debts and liabilities of the Company owing to persons other than any of the Members;

     b. Second, to the payment of any debts and liabilities of the Company owing to any Member, but in the event the amount available for such payment is insufficient to satisfy all such debts and liabilities, then to such Members in the proportion which their respective claims bear to the claims of all such Members; and then

     c. Third, the balance, if any, to the Members in respect of their positive capital account balances as of the date of such distribution, after giving effect to all contributions, distributions and allocations for all periods.

No Member shall have a priority over any other Member with respect to the distributions under subparagraph (c) above. Distributions made in accordance with this Section 9.01 shall be in full satisfaction of the Member's claim against the Company for distribution and liquidation. To the extent a Member shall, be liable to restore to the Company any negative balance standing in such Members' capital account, following the distributions required under this
Section 9.01, such amount shall, when paid to the Company, be distributed by the Members to the creditors of the Company, or to the other Members in accordance with this Section 9.01. The Member restoring any such negative balance shall be required to do so at a time not later than the latest permissible time permitted under Treas. Reg. ss. 1.704-1(b)(2)(ii). In making distributions to the Members, the positive capital account balances of the Members shall be determined after taking into account all capital account adjustments required by Treas. Reg. ss. 1.704-1(b)(2).

     Section 9.02. Events Causing Dissolution. The following events shall cause the dissolution of the Company:

     a.   Upon the mutual consent in writing executed by all Members;

     b. Upon the occurrence of an event specified under the laws of the State of Indiana as one effecting dissolution (except to the extent as may be otherwise provided in this Agreement and the Act);

     c. Upon the occurrence of an event of disassociation as specified under the laws of the State of Indiana with respect to any Member unless the business of the Company is continued by the consent of all the remaining Members not more than ninety (90) days after the occurrence of the event of disassociation or except to the extent as may be otherwise provided in the Act;

     d. On December 31, 2055, unless extended by written agreement of all Members; or

     e.   Upon the entry of a decree of judicial dissolution under the Act.

The term "event of disassociation" shall mean (1) the Member ceases to be a Member as provided by Ind. Code ss. 23-18--6-4(d), (2) a Member is removed as a Member by the affirmative vote, approval, or consent of a majority in interest of the Members after the Member has assigned the Member's entire interest in the Company, (3) in the case of an individual Member, the death of the Member, (4) in the case of a trustee as Member, the termination of the trust (but not merely the substitution of a new trustee), (5) in the case of a partnership, limited partnership or limited liability company as a Member, its non-administrative dissolution and commencement of winding up the entity, (6) in the case of a corporate Member, the non-administrative dissolution of the corporation, and (7) in the case of an estate as a Member, the distribution by its personal representative of the estate's entire interest in the Company.

     Section 9.03. Agreement in Event of Dissolution by Act or Event Relating to Less Than All Members. If the act of, or an event relating to, less than all
Members (the "Dissolving Members"), including, without Limitation, the withdrawal of a Member, shall for any purpose be considered an event of dissolution of the Company, then the remaining Members shall enter into a new limited liability company upon the terms and conditions set forth above and upon the same terms and conditions governing the present Company, and each party to this Agreement hereby agrees for himself or herself such party's executor, administrator, heirs and assigns to enter into such new limited liability company and to execute any and all instruments necessary therefor. The act or event relating to the Dissolving Members shall be treated as a notice of withdrawal by the Dissolving Members of the entire capital account or capital accounts of the Dissolving Members.

     Section 9.04. Bankruptcy, Incompetency or Death of a Member. Upon the death, adjudication of incompetency or bankruptcy of a Member, then the personal representative of such deceased Member, the trustee of such bankrupt Member or the legal representative of an incompetent Member, as the case may be, shall be considered an assignee of such Member's Interest in this Company and, unless admitted to the Company as a new or substituted Member pursuant to Article Eight above, such personal representative, trustee or legal representative shall be entitled only td the rights and benefits not inconsistent with this Agreement as are presently provided by Ind. Code ss. 23-18-6-7 for a creditor of a person having an Interest.

     Section 9.05. Time to Dissolve. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the normal losses attendant upon such liquidation. Each of the Members during the course of winding up the Company affairs and dissolution shall be finished with a statement prepared by the Members which shall set forth assets and liabilities of the Company as of the date of the termination of the Company.

     Section 9.06. Date of Termination. The Company shall be terminated when all of its assets have been applied and distributed in accordance with the provisions of Section 9.01 above. The establishment of any reserves for the payment of any contingent or unforeseen liabilities or obligations of the Company shall not have the effect of extending the term of the Company, and such reserve shall be applied and distributed in the manner otherwise provided in
Section 9.01 above upon the expiration of the period of such reserve. Upon the termination of the Company, there shall be recorded Articles of Dissolution of the Company.

                                  Article Ten

                            DEALINGS WITH THE COMPANY

     Section 10.01. Dealings With the Company. Any Member may deal with the Company as an independent contractor or as an agent for others, and may receive from such others or the Company normal profits, compensation, commissions or other income incident to such dealings. Except as hereinafter provided, no Member nor any related person or entity in which they, or any one of them, may hold a material ownership interest, shall deal with the Company as an independent contractor or as agent for others without first disclosing to all Members the existence of such relationship or ownership interest and the compensation or price to be received by the Member or such related person or entity. The amount payable by the Company to any Member or such related person or entity shall not be greater than the amount which the Company would have to pay under an arms-length contract with an unrelated person or entity. In the event any Member fails to make such disclosure, such Member shall remit to the Company, on demand of the Members, all compensation or sales price derived by the Member or related person or entity from such dealings.

     Section 10.02. Manager's Salary. The Manager may receive a regular salary or fees for services rendered in management or operation of the Company business or property as specifically agreed to by Board of Managers Action. Such agreement shill be evidenced by a written agreement specifying such salary.

     Section 10.03. Management Fee. Any Member may, by agreement of the Board of Managers, be compensated for performance of his or her duties and responsibilities as a Member. Any such compensation shall be considered guaranteed payments within the meaning of Section 707(c) of the Code.

     Section 10.04. Fiduciary Obligations. The Managers shall have a fiduciary responsibility to all Members and shall exercise the management rights and powers in such manner as will best serve the interests of all Members, including the safekeeping and use of all funds and assets of the Company, whether or not in their immediate possession or control. The Manager shall not employ, or permit another to employ, such finds or assets in any manner except for the exclusive benefit of the Company.

     Section 10.05. Dealings Outside the Company. During the continuance of the Company, the Managers shall at any time and from time to time, devote such time and effort to the Company business as may be necessary to promote adequately the interests of the Company and the mutual interests of the Members. Except as otherwise provided by agreement with one or more of the Members, the Members shall not be required to devote full time to Company business. During the continuance of the Company, the Members individually or collectively may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others, and neither the Company nor any Member shall by virtue of this Agreement have any right. title or interest in or to such independent ventures of the Members.

                                 Article Eleven

                                     GENERAL

     Section 11.01. Notices and Registered Agent. The registered agent of the Company shall be as follows:

         REGISTERED AGENT:      Michael H. Schoeffler
                                Starcraft Corporation
                                P.O. Box 1903
                                2703 College Avenue
                                Goshen, IN 46526

or at such other address as may hereafter be designated in accordance with the Act. All notices, demands, offers or other communication which any party hereto is required or may desire to give to any other party hereto may be delivered in person or by facsimile transmission or by overnight express delivery or may be mailed by certified or registered mail, postage prepaid, addressed to the other party as follows:

         COMPANY:               P.O. Box 1903
                                2703 College Avenue
                                Goshen, IN 46526

         MEMBERS:               Starcraft Corporation
                                P.O. Box 1903
                                2703 College Avenue
                                Goshen, IN 46526

                                Wheel to Wheel, Inc.
                                570 Executive Drive
                                Troy, MI 48083

or at such other address as any Member may hereafter specify in writing to the Company and the other Members. Any notice or demand pursuant to this Agreement shall be deemed given and received immediately if delivered in person, or if delivered by mail, then forty-eight (48) hours alter deposit in United States mail postage prepaid.

     Section 11.02. Member Action. As used in this Agreement unless provided in, this Agreement to the contrary, the term "Member Action" shall mean authorization by more than fifty percent (50%) vote of the Capital Units of Members at that time.

     Section 11.03. Board of Managers Action. As used in this Agreement, the term "Board of Managers Action" shall mean authorization by all the Managers who comprise the Board of Managers.

     Section 11.04. Titles. The titles and headings in this Agreement are for convenience only and shall in no way affect, limit or control the meaning or application of any article or section hereof.

     Section 11.05. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Indiana.

     Section 11.06. Time of Essence. Time is of the essence in this Agreement and all the terms and provisions hereof. This Agreement and all the terms and provisions hereof shall, except as herein otherwise provided, inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

     Section 11.07. Partial Invalidity. If any of the terms and provisions of this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though such invalid term or provision were not contained herein.

     Section 11.08. Singular and Plural. In this Agreement, whenever the context so requires, the singular includes the plural and the plural includes the singular.

     Section 11.09. Further Action. The Members shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 11.10. Pronouns. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine and neuter as the identity of the person or persons may require.

     Section 11.11. Company Obligations Binding. Each Member agrees that the promises, covenants and conditions contained herein are given individually and as a Member and inure to and are binding upon his successors, assigns and estate.

     Section 11.12. Partition. The Members hereby agree that no Member, nor any successor in interest to any Member, shall have the right while this Agreement remains in effect to have the Company property partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Member on behalf of himself, his successors, successors in title and assigns, hereby waives any such right.

     Section 11.13. Statutory Accountings, Etc. The Members hereby agree that no Member, nor any successor in interest to any Member, shall have the right while this Agreement remains in effect to any statutory right to an accounting or to institute any proceeding at law or in equity to obtain such accounting, and each Member on behalf of himself, his successors, successors in title and assigns, hereby waives any such rights and hereby accepts the provisions of Section 7.04 above as such Member's sole right to any Company accountings.

     Section 11.14. Book Value. As used in this Agreement, the term "Book Value" of any item of Company property as of any particular date shall be determined as follows: (a) the Book Value of any item of property contributed by a Member to the capital of the Company shall be the agreed-upon gross fair market value of such item of property as of the date such property was contributed to the Company, as adjusted for depreciation, depletion, cost recovery and amortization deductions with respect to such property computed in the manner provided in
Section 4.01 above; and (b) the Book Value of any other item of Company property shall be its adjusted basis for Federal income taxation purposes.

     Section 11.15. Signatory Requirements. Each Member or additional or substitute Member may become a signatory hereof by signing a Member Signature Page to this Agreement and such other instruments as the Manager shall determine. By so signing, each Member or additional or substitute Member shall be deemed to have adopted and agreed to be bound by all the provisions of this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

     Section 11.16. Board of Managers; Bylaws. In the event the company designates Manager(s), then the Managers may be constituted as a Board of Managers, with Officers, pursuant to the Bylaws attached hereto and incorporated herein.

     Section 11.17. Amendment and Entire Agreement. This Agreement shall not be amended, altered, changed or added to except by a written instrument executed by all Members as of the time of such alteration or amendment This instrument contains the entire understanding and agreement of the Members with respect to all matters referred to herein and all prior negotiations and understandings are hereby merged into this Agreement.

     Section 11.18. Waiver of Actions. The Members agree that irreparable damage will be done to the goodwill and reputation of the Company if any Member should bring any action in court to dissolve this Company. Care has been taken in this Agreement to provide for the fair and just compensation to a Member desiring to terminate said Member's relationship with the Company for any reason. Accordingly, each Member accepts the provisions of this Agreement as the sole entitlement on the termination of said Member's relationship with the Company and acknowledges that such provisions are just and reasonable; waives and renounces said Member's right to seek a court decree of dissolution or accounting, or to seek the appointment of a liquidator by judicial action; and agrees that in the event any Member should bring any action to dissolve this Company or for the appointment of a liquidator in contravention of this provision, such Member shall be entitled only to the balance in such Member's capital account, and that in the event any Member should bring any action for an accounting such Member shall pay all costs, fees and expenses incurred by the Company and the remaining Members in such action including, without limitation, attorneys' fees, accounting fees and other costs.

     Section 11.19. Confidentiality. Each Member agrees not to use or disclose any secret or confidential information, knowledge or data concerning the Company or any of its clients or customers, or any details of the Company Business or any Business Records (as hereinafter defined). Each Member agrees that upon termination of its Membership in the Company, it shall promptly return to the Company all books, accounting and financial information, data, statements, correspondence and all other materials, and all copies thereof, related in any way to the sales, practices, business or financial affairs of the Company or its clients, customers, suppliers and all those doing business with the Company ("Business Records"). Each Member hereby agrees and acknowledges that all Business Records (whether or not created or authored by the Member) are the sole and exclusive property of the Company and shall remain as such upon termination of its Membership with the Company. At no time shall any Member have any right or privilege of copying or securing any Business Records for any purposes whatsoever except as specifically authorized by the Board of Managers of the Company for purposes of the Company's business. En the event that any court of competent jurisdiction shall determine that part or all of this Section 11.19 is unenforceable or invalid due to the scope of the activities restrained, the geographical extent of the restrains imposed, the duration of the restraints imposed, or otherwise, the parties expressly agree and stipulate that the provisions of this Section 11.19 shall be enforceable to the extent permitted by law. Each Member agrees to deliver to the Company within thirty (30) days of the date of this Agreement, confidentiality agreements in the form of this Section
11.19 by the officers, directors and persons owning fifty-one percent (51%) or more of the voting control of such Member.

     Section 11.20. Covenant Not To Compete. Each Member hereby agrees that except as otherwise provided in Section 1.05 of this Agreement, at all times during which the Member is a Member in the Company, the Member shall not for any reason whatsoever, directly or indirectly through intermediaries or other persons or entities, either as owner, shareholder, creditor, director, officer, agent, consultant, representative, investor, partner, employee, contractor, or on behalf of any other person or entity, or otherwise engage in the Company Business.

     Section 11.21. Capital Units. Each of the Members represents, acknowledges, and agrees (i) the Capital Units in the Company are not and will not be registered under either the Securities Act of 1933 or any applicable state securities law and, therefore, may not be resold or transferred unless they are registered or unless an exemption from registration is available, and (ii) each Member has acquired the Capital Units in the Company for the Member's own account and for investment purposes only, with no view toward distribution or resale.

     IN WITNESS WHEREOF, the parties hereto have set their hands on this 1st day of January, 1999, effective the 16th day of October, 1998.


MEMBER

Wheel to Wheel, Inc.



By: /s/ Jeffrey P. Beitzel        (SEAL)
    -------------------------


MEMBER

Starcraft Corporation



By: /s/ Michael H. Schoeffler     (SEAL)
    -------------------------

                                 EXHIBIT "3.02"

                               OPERATING AGREEMENT

                                       OF

                                  TECSTAR, LLC


Description of Property                                                  Value

Owner:  Starcraft Corporation:     510 shares, Tecstar, Inc.          $   510.00
        Wheel to Wheel, Inc.:      490 shares, Tecstar, Inc.          $   490.00
                                                                      ----------

        TOTAL GROSS VALUE                                             $1,000.00
                                                                      =========

                                    EXHIBIT C

                                 CODE OF BYLAWS

                                    ATTACHED.

                                 CODE OF BY-LAWS
                             OF BOARD OF MANAGERS OF
                                  TECSTAR, LLC

     Section 1. Annual Meeting. Unless otherwise determined by Member Action, the Annual Meeting of the Managers shall be held within the earlier of six (6) months after the end of the Company's fiscal year or fifteen (15) months after its last annual meeting, if not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Company, and the same may be held at any time thereafter, All meetings of Managers of the Company shall be held at the principal office of the Company or at any other place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of the meeting.

     Section 2. Special Meetings. Special meetings of the Managers may be called by any Member holding of record not less than 50% of capital units of the Company. Any request or demand for a special meeting shall state the purpose or purposes of the proposed meeting.

     Section 3. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if one or more consents in writing setting forth the action taken are signed by all the Managers entitled to vote on the action, and the written consents are delivered to the Company for inclusion in the Company records.

     Section 4. Meeting By Telephone, Etc. Any or all Managers may participate in any meeting of Managers by, or through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager so participating is deemed to be present in person.

     Section 5. Quorum. At all Manager meetings, all of the Managers shall be necessary to constitute a quorum for the transaction of any business.

     Section 6. Officers. The Officers of the Company shall be the Chief Executive Officer, the Chief Operating Officer, the President, one or more Vice Presidents, the Secretary and the Treasurer, and may include one or more Assistant Secretaries, one or more Assistant Treasurers and such other Officers as may be chosen by the Managers at such time in such manner and for such terms as they may prescribe. Any two or more offices may be held by the same person. The Managers may from time to time elect or appoint such other Officers as they shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by Member Action.

     Section 7. Election of Officers. The Officers shall be elected at the Annual Meeting and shall hold office for one year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that the Managers may at any time elect one or morn persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with these By-Laws.

     Section 8. Vacancies; Removal. Any vacancy among the Officers may be filled for the unexpired term by the Managers. Any Officer may be removed at any time by Managers, with or without cause.

     Section 9. Delegation of Duties. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Managers shall deem sufficient, the Managers may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer.

     Section 10. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision and authority over the business affairs of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Managers. In the case of the absence or disability of the Chairman or if no Chairman shall be elected or appointed by the Managers, the Chief Executive Officer shall preside at all Manager meetings.

     Section 11. President. The President shall be Chief Operating Officer, and shall have general charge, supervision and authority over the day-to-day business affairs of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer. In the case of the absence or disability of the Chief Executive Officer, the President shall preside at all Manager meetings.

     Section 12. Vice Presidents. Each of the Vice Presidents shall have such powers and perform such duties as may be prescribed for him by the President and Chief Operating Officer. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Chief Operating Officer may designate, or, if there be but one Vice President, then upon such Vice President.

     Section 13. Secretary. The Secretary shall have the custody and care of the records, minutes and the books of the Company; shall attend all Manager meetings; and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Company; and shall have such other powers and perform such, other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Chief Executive Officer.

     Section 14. Assistant Secretaries. Each of the Assistant Secretaries shall assist the Secretary in his or her duties and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer. In case of the absence, disability, death, resignation or removal from office of the Secretary, his powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries, as the Chief Executive Officer may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary.

     Section 15. Treasurer. The Treasurer shall have control over all records of the Company pertaining to moneys and securities belonging to the Company; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Company; shall have the custody of all securities belonging to the Company; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; and shall disburse the funds of the Company subject to the Company's Executive Agreement as may be ordered by the Chief Executive Officer, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during the term of office. When necessary or proper, the Treasurer shall endorse on behalf of the Company all checks, notes or other obligations payable to the Company or coming into his possession for or on behalf of the Company, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Company coming into his or her possession. in the name and the credit of the Company in such depositories as the Chief Executive Officer from time to time shall direct. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Chief Executive Officer.

     If required by the Chief Executive Officer, the Treasurer shall give the Company a bond, in such an amount and with such surety or sureties as may be ordered by the Chief Executive Officer for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     Section 16. Assistant Treasurers. Each of the Assistant Treasurers shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Chief Executive Officer. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Chief Executive Officer may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer, and shall likewise give the Company a bond, in such amount and with such surety or sureties as may be ordered by the Chief Executive Officer for the same purposes as the bond that may be required to be given by the Treasurer.

     Section 17. Certificates. The Company may. but need not have, certificates for capital units held by each Member.

     Section 18. Records. The book and records of the Company may be kept at such place or places, within or without the State of Indiana, as shall be determined by the Chief Executive Officer.

     Section 19. Inspection of Records. Any Manager shall be entitled to inspect and copy at his expense, after giving the Company at least five (5) business days' written notice of his demand to do so. the following Company records: (1) the Articles of Organization; (2) these By-Laws; (3) minutes of all Manager meetings and records of all actions without a meeting and if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, (4) appropriate accounting records of the Company.

     Section 20. Checks, Drafts; Notes; Etc. All checks, drafts, notes or orders for the payment of money of the Company shall be signed by one or more Officers as authorized in writing by the Chief Executive Officer. In addition, the Chief Executive Officer may authorize any one or more employees of the Company ("Employees") to sign checks. drafts and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the Chief Executive Officer for any one check, draft or order. When so authorized by the Chief Executive Officer, the signature of any such Officer or Employee may be a facsimile signature.

     Section 21. Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Company, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Company shall be a party, shall be executed in its name by the Chief Executive Officer, or the President, a Vice President or any other Officer so authorized by the Chief Executive Officer and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Company enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the Chief Executive Officer.

     Section 22. Reliance on Records. No Manager, employee or agent of the Company ("Company Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Company Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and
(C) ma manner such Company Person reasonably believed was in the best interests of the Company, or (2) such Company Person's breach of or failure to act in accordance with the standards of conduct set forth above (the "Standards of Conduct") did not constitute willful misconduct or recklessness. Any Company Person shall be full protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Company Records, or (2) information. opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Company Persons whom such Company Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Company Person reasonably believes are within such person's professional or expert competence.

     Section 23. Interest of Members in Contract. Any contract or other transaction between the Company and (i) any Member or Manager or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust joint venture, individual or other, legal entity ("Legal Entity") (A) in which any Member or Manager has a material financial interest or is a general partner, or (B) of which any Member or Manager is a director, officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Member's or Manager's interest were disclosed or known to the other Members or Managers, and such Members or Managers authorized. approved or ratified the Conflict Transaction.

     Section 24. Indemnification. The Company shall, to the fullest extent to which it is empowered to do so, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Member, Manager, Officer, employee or agent of the Company, or who, while serving as such Member, Manager, Officer, employee or agent of the Company, is or was serving at the request of the Company as a Manager, officer, partner, trustee, employee or agent of another corporation, partnership. joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Company, and in all other cases, was not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 25. Authorization of Indemnification. To the extent that a Member, Manager, Officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 26, or in the defense of any claim, issue or matter therein, the Company shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 26 (unless ordered by a court) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the Member, Manager, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made by the Members who were not at the time parties to such action, suit or proceeding.

     Section 26. Good Faith  Defined.  For purposes of any  determination  under
Section 27, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 26 if his action did not breach the Standards of Conduct described in Section 24.

     Section 27. Confidentiality. Each officer and director of the Company shall execute the Company's confidential information and nondisclosure agreement attached hereto.

     Section 28. Board of Managers. The Board of Managers shall consist of three
(3) Managers, consisting of the President of Wheel to Wheel, Inc.; the President of Starcraft Corporation; and the Chairman of the Board and Chief Executive Officer of Starcraft Corporation.

     Section 29. Initial Officers. The initial officers of the Company shall consist of and be the following: Kelly L. Rose. Chairman of the Board of Managers and Chief Executive Officer, Jeffrey P. Beitzel, President and Chief Operating Officer, and Michael H. Schoeffler, Senior Vice President, Chief Financial Officer, Secretary and Treasurer.